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                                                                    EXHIBIT 10.2



December 2, 2003


Gary Scherping
Chief Financial Officer
Quovadx, Inc.
6400 S. Fiddler's Green Circle
Englewood, CO  80111

Dear Mr. Scherping:

This letter sets forth a commitment from Comerica Bank ("Bank" or "Lender") to Quovadx, Inc. and Healthcare.com Corporation (collectively referred to as "Borrower"), the credit described below. The credit facility will be subject to the terms and conditions of the Bank's definitive loan documents which will include (but not be limited to) the following in detail:

I.       CREDIT FACILITY

         New $12,000,000 Non-Revolving Line of Credit ("Line 1") for the sole purpose of funding a portion of the cash required of Borrower for its acquisition of a majority stake in Rogue Wave Software, Inc. (the "Acquisition").

         Reduce existing $4,000,000 Revolving Line of Credit ("Line 2") to $3,135,000 to support the issuance of existing commercial and standby letters of credit.

II.      MATURITY

         Line 1: 90 days from closing of Line 1 or within 5 days of Borrower closing at least $12,000,000 from the sale of its equity securities.

         Line 2:  August 25, 2005

III.     BORROWING FORMULA

         Line 1: $12,000,000 available to Borrower through Maturity to fund the acquisition of another company. From closing of definitive loan documents through 12/31/03, advances and outstanding amounts on Line 1 allowed up to 80% of Eligible Accounts. After 12/31/03, advances and outstanding amounts on Line 1 allowed up to 60% of Eligible Accounts up to a limit $7,000,000, plus 100% of pledged cash held at Bank.

                  As used herein, "Eligible Accounts" include domestic accounts receivable, accounts receivable backed by letters of credit and other pre-approved or insured foreign accounts receivable of Borrowers which are outstanding less than 90 days from invoice date subject to certain exclusions for contra, US government, allowances and reserves for bad debt and inter-company accounts. Other than accounts backed by letters of credit, any accounts that alone exceed 20% of total Eligible Accounts will have the amount in excess of 20% excluded, unless approved in writing by

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QUOVADX, INC.
COMMITMENT LETTER
12/2/2003
PAGE 2
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                  the Bank. Any account 20% or more of which is outstanding over
                  90 days from invoice date will be excluded in its entirety.

                  Prior to being included in the Borrowing Base:

                  o Bank to require direct verifications on all Debtors with AR concentrations greater than 10%.

                  o The Bank's International Department to approve any letters of credit used to support ARs and such L/Cs are to have the issuing Bank make direct payment to the Borrower's account at Bank for any funds drawn on the L/C.

                  o Bank to review and approve the contract language for ARs generated as a result of progress billings and debtors with AR concentrations greater than 10% for progress related billings to be excluded from Eligible Accounts.

         Line 2: Non-formula, until Line 1 is repaid, then it reverts back to the Borrowing Base set forth in Line 1.

IV.      PAYMENT TERMS

         Line 1: Interest monthly - principal and interest due at Maturity. All principal and interest on Line 1 to be repaid by the collection of Borrower's accounts receivable into an account at Comerica or the sale of Borrower's equity securities, not from any cash acquired or assets converted from any merger or acquisition.

         Line 2:  None.

V.       COLLATERAL

         Bank to have a blanket first priority security interest in all assets of Borrower, perfected by UCC filings and related Security Agreements, including all present and future inventory, intellectual property, chattel paper, accounts, contract rights and fixtures and the product thereof. The security interest is to include a perfection of the InfoTech L/C, including possession by the Bank such that the Bank could negotiate it fully according to its terms.

         Previously encumbered equipment or assets to be excluded.

         Upon full payment of Line 1 the Collateral shall revert to that as it existed prior to the closing of documents for Line 1.

VI.      PRICING

A.       Interest Rate:   Line 1:  Bank's Prime Rate (currently 4.00%).
                          Line 2:  n/a

B.       Facility Fee:    Line 1:  $80,000 due and payable at closing, $40,000
                                   due upon Borrower's first advance.
                          Line 2:  n/a

C.       Unused Fee:      Line 1:  none
                          Line 2:  n/a

VII.     CONDITIONS

         A. Within five (5) days immediately after the completion of the Acquisition, Borrower to maintain combined account balances at the Bank or at Comerica Securities or Munder Capital Management

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QUOVADX, INC.
COMMITMENT LETTER
12/2/2003
PAGE 3
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                  (with account control agreements), at all times of no less than $18,000,000, plus 50% of any new equity raised after the closing of Line 1.

         B. Borrower to maintain its operating accounts with Comerica Bank within 90 days of closing Line 1, as long as the Bank's products are competitive in the marketplace in regards to pricing and functionality.

         C. Borrower to maintain $2,000,000 in cash at Bank at all times to support its operating requirements.

         D. Borrower required to utilize all of its available cash, except for the $2,000,000 cash requirement at Bank, prior to funding Line 1.

         E. Advances on Line 1 made only after a satisfactory review by Bank of a complete cash sources and uses statement presented by the Borrower for the Acquisition and a satisfactory review of Borrower's AR aging report and Borrowing Base Certificate.

         F. At its own discretion and expense, Bank may require a legal review or analysis (including potentially from Borrower's counsel) on all potential fraudulent transfer issues prior to closing definitive loan documents.

         G. Bank to require Borrower Base Certificates and Account Receivable aging reports on a weekly basis 15 days in arrears.

         H. Bank to amend the existing Loan and Security Agreement between Bank and Borrower dated August 26, 2003 to allow Borrower to enter into the Acquisition.

         I. If over 90% of the total outstanding shares are tendered and subsequently purchased by the Borrower, Borrower must file a Short Form Merger Agreement with the SEC allowing it to immediately own 100% of the outstanding shares. If the entity being acquired in the Acquisition becomes a separate subsidiary of the Borrower, such subsidiary shall become a co-Borrower to Line 1.

         J. If more than 50%, but less than 90% of the total outstanding shares are tendered and subsequently purchased by the Borrower, the acquisition holding subsidiary of the Borrower used to acquire the shares (the Chess Acquisition Corp.) shall become a guarantor to Line 1 and pledge 100% of its stock in support of the Loan.

         K. All reasonable expenses of Bank for legal fees, documentation fees, UCC searches and filing fees, collateral appraisals, and all other costs involved with documenting and enforcing the loans, including the expenses of Bank's outside counsel, shall be borne by the Borrower, up to a limit of $10,000.

         L. All other conditions from the existing Loan and Security Agreement between Bank and Borrower dated August 26, 2003, unless otherwise noted above, shall remain in full force and effect.

This letter is provided solely for your information and is delivered to you with the understanding that neither it nor its substance shall be disclosed to any third person, except those who are in confidential relationship with you, or where the same is required by law.

As a statement that the terms and conditions outlined herein are satisfactory, we ask that you return a signed copy of this letter and a check in the amount of $40,000 made payable to the Bank (the "Deposit"), no later than the close of business on January 28, 2004. If the Bank executes and delivers loan documents consistent with terms and

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QUOVADX, INC.
COMMITMENT LETTER
12/2/2003
PAGE 4
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conditions substantially in the form as provided herein and Borrower decides for any reason not to execute the loan documents, the Deposit shall be retained by the Bank in its entirety. If the Bank fails to execute and deliver loan documents consistent with terms and conditions substantially in the form as provided herein, the Deposit will be promptly returned. The Bank shall have no obligation hereunder until receipt of such executed copy and such check. This proposal shall expire on the close of business January 28, 2004 if the Bank has not received an executed copy of this letter and the previously described check on or before such date and time.

This letter is intended to set forth the terms of the credit facility currently under discussion between us. It is intended that all legal rights and obligations of the Bank and you would be set forth in the signed definitive loan documents.

On behalf of the Senior Management of the Bank, we are delighted to propose making this credit facility available to Quovadx, Inc. & Healthcare.com Corporation and look forward to a long and mutually rewarding relationship. Please don't hesitate to call if you have any questions or problems.

Sincerely,


Bob Van Nortwick                                 J.P. Michael
Vice President & Regional Marketing Manager      Senior Vice President & Manager
Comerica Bank                                    Comerica Bank
Kirkland, Washington                             Kirkland, Washington


Accepted and agreed to:

QUOVADX, INC. & HEALTHCARE.COM CORPORATION


BY:     /s/ GARY T. SCHERPING
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TITLE:  EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
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DATE:   DECEMBER 2, 2003
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